Exhibit 99.1

For Immediate Release

BUILDERS FIRSTSOURCE PROVIDES PRELIMINARY RESULTS FOR THE FOURTH QUARTER

ENDED DECEMBER 31, 2015

Dallas, TX – February 2, 2016 – Builders FirstSource, Inc. (the “Company”) (Nasdaq: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction and home repair and remodeling in the United States, today furnished its preliminary results for the fourth quarter ended December 31, 2015.

The Company is providing certain pro forma financial information in this press release that is adjusted to include the financial results of ProBuild Holdings LLC (“ProBuild”) for the three months ended December 31, 2014, which was prior to the closing date of the Company’s acquisition of ProBuild on July 31, 2015.

The company is providing the following preliminary fourth quarter highlights in advance of its earnings release on or about March 3, 2016:

•	Net sales were approximately $1.45 billion for the fourth quarter of 2015 which was down approximately 1 percent compared to pro forma results for the fourth quarter of 2014, excluding the impact of closed locations. Sales volume grew approximately 8 percent over the pro forma results for the fourth quarter of 2014. This was offset by approximately 9 percent as a result of the negative impact of commodity price deflation on our sales.

•	Gross margin percentage is estimated between 26.1 percent and 26.4 percent for the fourth quarter of 2015.

•	Adjusted EBITDA (a non GAAP financial measure defined below) is estimated between $70 million and $80 million for the fourth quarter of 2015.

•	Total liquidity at December 31, 2015 was in excess of $680 million, consisting of net borrowing availability under the Company’s revolving credit facility and cash on hand.

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended December 31, 2015 and remain subject to the completion of the Company’s customary quarterly and annual closing, audit and review procedures. Final adjustments and other material developments may arise between the date of this press release and when the Company announces its fourth quarter 2015 results and files its Annual Report on Form 10-K for the year ended December 31, 2015 with the Securities and Exchange Commission.

A copy of the Company’s press release announcing its financial results and other statistical information for the fourth quarter and fiscal year 2015 is expected to be made available after the market closes on Thursday, March 3. The Company will host a conference call and webcast on Friday, March 4, to discuss the company’s fourth quarter and fiscal year 2015 financial results and other business matters.

Non GAAP Financial Measure - Adjusted EBITDA

The Company defines Adjusted EBITDA as GAAP net income (loss) before depreciation and amortization, interest expense, income taxes, gain (loss) on sale of assets, (income) loss from discontinued operations, and other non-cash or special items including asset impairments, facility closure costs, acquisition costs, severance, transaction and integration costs, and stock compensation expense and certain other unusual or infrequent items that are not representative of underlying trends. The Company’s management uses Adjusted EBITDA as a supplemental measure in the evaluation of our business and believes that Adjusted EBITDA provides a meaningful measure of our performance because it eliminates the effects of period to period changes in taxes, costs associated with capital investments, interest expense, stock compensation expense, and other non-cash and non-recurring items. Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. Accordingly, it should not be considered in isolation or as a substitute for net income (loss) or other financial measures prepared in accordance with GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, Adjusted EBITDA presented by us may not be comparable to similarly titled measures of other companies. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay income taxes and thus does not reflect the funds generated from or used in operations or actually available for capital investments.

The Company is unable to reconcile Adjusted EBITDA to net income (loss) as it has not yet completed its financial closing procedures for the year and the quarter ended December 31, 2015.

The preliminary financial data presented herein has been prepared by, and is the responsibility of, The Company’s management and has been derived from preliminary results of operations and is subject to the completion of the Company’s customary closing, audit and review procedures for the quarter ended December 31, 2015. These preliminary results of operations reflect management’s estimates based solely upon information available to it as of the date hereof and are not a comprehensive statement of financial results for the quarter ended December 31, 2015. Accordingly, there is a possibility that actual results will vary materially from these preliminary financial results, and they should not be considered a substitute for the full audited and unaudited financial statements for the year and the quarter ended December 31, 2015, respectively, once they become available.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest supplier of building products, prefabricated components, and value-added services to the professional market segment, for new residential construction and repair and remodeling, in the U.S. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with over 425 locations and have a market presence in 74 of the top 100 Metropolitan Statistical Areas, providing geographic diversity, and balanced end market exposure. We service customers from strategically located distribution facilities and manufacturing facilities (certain of which are co-located), that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Cautionary Notice

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, forecasted cost savings, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Contact

Jennifer Pasquino

SVP Investor Relations

Builders FirstSource, Inc.

(303) 262-8571

Source: Builders FirstSource, Inc.